UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2019

EXP WORLD HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-53300	98-0681092
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

2219 Rimland Drive, Suite 301

Bellingham, WA 98226

 (Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (360) 685-4206

Securities registered pursuant to section 12(g) of the Act:

Common Stock, par value $0.00001 per share	EXPI	NASDAQ
(Title of Each Class)	(Trading Symbol)	(Name of each exchange on which registered)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b‑2 of the Securities Exchange Act of 1934 ((§240.12b‑2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01    Other Events.

On October 24, 2019, Jason Gesing was appointed as CEO of eXp Realty.  As CEO of eXp Realty, Mr. Gesing will support eXp Realty’s business by leading corporate decisions, and managing the overall operations and resources of the company. He will remain and continue to be a member of the eXp World Holdings, Inc., Board of Directors.

Item 9.01.  Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description
99.1	Press release, dated October 24, 2019 announcing the appointment of Jason Gesing

SIGNATURES

Pursuant to the requirements of the Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

eXp World Holdings, Inc.
(Registrant)

Date: October 24, 2019	/s/ James Bramble
James Bramble
Chief Counsel